Exhibit 99.2

Icahn Enterprises L.P. Roadshow Presentation January 2014

Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation . These risks and uncertainties are described in our preliminary offering memorandum dated January 6 , 2014 , our Annual Report on Form 10 - K for the year ended December 31 , 2012 and our Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2013 . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . You should refer to the preliminary offering memorandum before making any investment decision to purchase the offered securities . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2012 and our Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2013 .

Presenters Dan Ninivaggi – President & CEO Keith Cozza – Executive Vice President SungHwan Cho – Chief Financial Officer 3

Agenda Transaction Overview Company Overview Investment Highlights Financial Performance Appendix 4

Transaction Overview

Sources and Uses of Funds New Bonds $3.50 Current 7.75% Tranche of Debt $1.05 Cash on Balance Sheet 0.15 Current 8.00% Tranche of Debt 2.45 Tender Premiums and Accrual of Unpaid Interest 0.13 Financing Fees and Expenses 0.02 Total Sources $3.65 $3.65 Sources of Funds Uses of Funds Executive Summary ($Billions) Icahn Enterprises L.P. (“IEP” or the “Company”) is a diversified holding company, with global businesses in Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion – Total equity market capitalization of approximately $12.9 (1) billion as of December 31, 2013 The proposed financing transaction will provide IEP with funds needed to refinance their current 2016 Notes and 2018 Notes – Expected to result in significant annual interest expense savings (1) Based on closing stock price of $109.41 and approximately 118.3 million depositary units and general partner equivalent interests as of December 31, 2013. 6

Capitalization and Credit Statistics

Key Points

- Strong financial metrics[1]:
  - Total consolidated liquidity of $7.7 billion
  - Total assets of $31.7 billion
  - Indicative gross asset value to debt coverage of 3.0x
- Holding company cash and cash equivalents value of $958 million does not include the $275 million of equity raised in December, part of the total $593 million of equity raised in 2013
- Affiliates of Carl Icahn own 88% of IEP valued at $11Bn[2] as of December 31, 2013

($Millions)		September 30, 2013
Liquid Assets:		
Holding Company Cash and Cash Equivalents	$	958
Holding Company Investment in Funds		3,569
Holding Company Liquid Assets		4,527
Subsidiaries Cash & Cash Equivalents		2,316
Total Liquid Assets	**$**	**6,843**
Holding Company Debt:		
6% Senior Unsecured Notes due 2020	$	493
8% Senior Unsecured Notes due 2018		2,474
7.75% Senior Unsecured Notes due 2016		1,050
Mortgages Payable [3]		42
Holding Company Debt	**$**	**4,059**
Subsidiary Debt [4]		**4,096**
Total Consolidated Debt (a)	**$**	**8,155**
Minority Interest (b)	$	6,927
Shareholders' Book Equity (c)		5,720
Total Book Capitalization (a) + (b) + (c)	**$**	**20,802**
Stockholders' Market Equity [5] (d)		9,548
Total Capitalization (a) + (b) + (d)	**$**	**24,630**
Supplemental Information:		
Indicative Gross Asset Value [6]	$	12,173
Indicative Gross Asset Value / Holding Company Debt		3.0x
Holding Company Liquid Assets / Holding Company Debt		1.1x

(1) As of September 30, 2013.
(2) Based on closing stock price of $109.41 and approximately 101.9 million depositary units owned by Mr. Icahn as of December 31, 2013.
(3) Excludes $8 million of Mortgages Payable that are not guaranteed by IEP and are included in Subsidiary Debt.
(4) Debt is non-recourse to Icahn Enterprises.
(5) Based on closing stock price of $83.27 and approximately 114.7 million depositary units and general partner equivalent interests as of September 30, 2013.
(6) Indicative gross asset value defined as market value of public subsidiaries, market value of Investment in Private Funds and book value or market comparables of other assets.

7

Summary of Terms Issuers Icahn Enterprises L.P. and Icahn Enterprises Finance Corp. (“IEP” or the “Company”) Issue $3.5Bn of Senior Notes Term 3 - Year 5 - Year Add - on 6% Notes due 2020 Optional Redemption Callable at Par One Month Prior to Maturity NC - 2.5 Make - Whole Premium plus T + 50 Feb 1, 2017 @ 104.5 Aug 1, 2017 @ 103.0 Aug 1, 2018 @ 101.5 Aug 1, 2019 @ 100.0 Make - Whole Premium plus T + 50 Placement Type 144A and Regulation S Private Placement with Registration Rights Use of Proceeds To refinance existing 7.75% and 8.00% Senior Notes Guarantees The Notes will be unconditionally guaranteed on a senior unsecured basis by Icahn Enterprises Holdings L . P . Ranking The Notes will rank senior in right of payment to all existing and future subordinated indebtedness and equal in right of payment with all other existing and future senior unsecured indebtedness . The Notes will be effectively subordinated to all indebtedness and liabilities, including trade payables, of all subsidiaries other than Icahn Enterprises Holdings L . P . Mandatory Redemption None Change of Control Offer 101 % of aggregate principal amount of Notes repurchased plus accrued and unpaid interest Covenants Maintenance and Debt Incurrence covenants same as existing Notes: – Maintenance: Fixed Charge Coverage Ratio ≥ 1.5x – Maintenance: Ratio of Unencumbered Assets to Unsecured Indebtedness > 1.5x – Debt Incurrence: Ratio of HoldCo Debt to Adjusted Net Worth < 1.15x Restricted Payments Same as existing 6% Notes due 2020 Bookrunners Citigroup, Credit Suisse, Morgan Stanley, Jefferies, UBS 8

Company Overview

Overview of Icahn Enterprises

- Icahn Enterprises L.P. is a diversified holding company with operating segments in Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion
- IEP is a permanent capital vehicle that is majority owned and controlled by Carl Icahn
  - Over the last several years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP
  - Approximately $600 million of equity raised in 2013 to broaden our shareholder base and improve liquidity
  - As of December 31, 2013, affiliates of Carl Icahn owned approximately 88% of IEP's outstanding depositary units
- IEP benefits from increasing cash flows from its subsidiaries:
  - CVR Energy: $3.00 annual dividend, $12.00 in special dividends paid in 2013
  - CVR Refining: $3.23 dividends declared in 2013
  - American Railcar Inc: $1.00 annual dividend
  - American Railcar Leasing will generate recurring cash flows
- IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis

($ millions)	As of September 30, 2013		LTM September 30, 2013					
	Assets		Revenue		Adjusted EBITDA		Adj. EBITDA Attrib. to IEP	
Segment	Total	(% of Total)	Total	(% of Total)	Total	(% of Total)	Total	(% of Total)
Investment[1]	$ 8,065	30.12%	$ 1,800	9.0%	$ 1,710	49.5%	$ 729	37.5%
Automotive	7,788	29.08%	6,771	34.0%	541	15.7%	418	21.5%
Energy	5,972	22.30%	8,603	43.2%	940	27.2%	660	33.9%
Metals	374	1.40%	968	4.9%	(17)	-0.5%	(17)	-0.9%
Railcar[2]	989	3.69%	602	3.0%	155	4.5%	71	3.7%
Gaming	876	3.27%	568	2.9%	71	2.1%	49	2.5%
Food Packaging	355	1.33%	339	1.7%	67	1.9%	48	2.5%
Real Estate	797	2.98%	84	0.4%	41	1.2%	41	2.1%
Home Fashion	237	0.89%	199	1.0%	-	0.0%	-	0.0%
Holding Company	1,325	4.95%	(35)	-0.2%	(54)	-1.6%	(54)	-2.8%
Total	**$ 26,778**	**100.0%**	**$ 19,899**	**100.0%**	**$ 3,454**	**100.0%**	**$ 1,945**	**100.0%**

(1) Investment segment total assets represents book value of equity.
(2) Does not include transaction with American Railcar Leasing which owns a lease fleet of approximately 27,000 railcars.

10

Summary Corporate Organizational Chart


Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
As of December 31, 2013, Icahn Enterprises had investments with a fair market value of approximately $3.7 billion in the Investment Funds
Icahn Capital LP
100%
One of the largest independent metal recycling companies in the US
PSC Metals Inc.
100%
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
Viskase Companies Inc. (OTCPK:VKSC)
73%
56%
American Railcar Industries, Inc. (NasdaqGS:ARII)
Leading North American manufacturer of hopper and tank railcars and provider of railcar repair and maintenance services
75%
American Railcar Leasing LLC
Leading North American lessor of approximately 27,000 hopper and tank railcars
68%
Tropicana Entertainment Inc. (OTCPK:TPCA)
Multi-jurisdictional gaming company with eight casinos in New Jersey, Indiana, Nevada, Mississippi, Louisiana and Aruba
81%
Federal-Mogul Corp. (NasdaqGS:FDML)
Leading global supplier to the automotive, aerospace, energy, heavy duty truck, industrial, marine, power generation and auto aftermarket industries
82%
CVR Energy Inc. (NYSE: CVI)
Holding company that owns majority interests in two separate operating subsidiaries
71%
53%
4%
CVR Refining, LP (NYSE: CVRR)
185,000 bpd oil refining company in the mid-continent region of the United States
CVR Partners, LP (NYSE: UAN)
Producer and distributor of nitrogen fertilizer products

Note: Percentages denote equity ownership as of December 31, 2013. Excludes intermediary and pass through entities.

11

Deep Team Led by Carl Icahn Led by Carl Icahn ─ Substantial investing history provides IEP with unique network of relationships and access to Wall Street Team consists of nearly 20 professionals with diverse backgrounds ─ Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit Name Title Years at Icahn Years of Industry Experience Daniel Ninivaggi President & Chief Executive Officer , Icahn Enterprises L.P. 4 22 SungHwan Cho Chief Financial Officer , Icahn Enterprises L.P. 7 15 Vincent J. Intrieri Senior Managing Director, Icahn Capital 15 29 Samuel Merksamer Managing Director, Icahn Capital 5 10 Brett Icahn Portfolio Manager, Sargon Portfolio 12 12 David Schechter Portfolio Manager, Sargon Portfolio 9 16 Keith Cozza Chief Operating Officer, Icahn Capital Executive Vice President, Icahn Enterprises L.P. 9 12 Keith Schaitkin General Counsel, Icahn Enterprises L.P. 12 33 Jonathan Christodoro Managing Director, Icahn Capital 2 13 12

Investment Highlights

Investment Highlights Diversified Holdings Exposure to Strong, Cyclical Trends and Economic Recovery Significant Asset Coverage Strong, Stable Cash Flow Generation from Operating Subsidiaries 1 2 3 4 14

Diversified Holdings 9/30/2013 Segment Results for IEP Continuing Operations LTM 9/30/2013 Segment Results for IEP Continuing Operations Automotive 18% Energy 26% Gaming 5% Railcar 6% Food Packaging 2% Metals 3% Real Estate 6% Home Fashion 2% Investment Management 32% Automotive 21% Energy 32% Gaming 2% Railcar 4% Food Packaging 2% Metals - 1 % Real Estate 2% Home Fashion 0% Investment Management 36% Asset Mix (1)(2) Adjusted EBITDA Mix (2) 1 The Company is well diversified across various industries and sectors (1) NAV of subsidiaries. (2) Excludes HoldCo. 15

2 Exposure to Strong, Cyclical Trends and Economic Recovery

(Values are of December 31, 2013, unless otherwise noted)

- IEP's subsidiary companies possess strong market positions
- IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities

CVR Energy

IEP ownership percentage: 82%
Value of IEP stake: 3,228MM (1)

Strategically located mid-continent petroleum refiner and nitrogen fertilizer producer generating record profitability

Tropicana Entertainment

IEP ownership percentage: 68%
Value of IEP stake: 480MM (3)

Geographically diverse, regional properties in major gaming markets with **significant consolidation opportunities**

Viskase

IEP ownership percentage: 73%
Value of IEP stake: 264MM (3)

Leading global market position in non-edible meat casings poised to capture further growth in emerging markets

WestPoint Home

IEP ownership percentage: 100%
Value of IEP stake: 205MM (2)

200 year heritage with some of the **best known brands** in home fashion; consolidation likely in fragmented sector

ARI

IEP ownership percentage: 56%
Value of IEP stake: 543MM

Leading, vertically integrated manufacturer of railcars with potential to participate in industry consolidation

ARL / AEP Leasing

IEP ownership percentage: 75%
Value of IEP stake: 214MM (2)

Leading North American lessor of approximately 27,000 hopper and tank railcars

Federal Mogul

IEP ownership percentage: 81%
Value of IEP stake: 2,383MM

Global market share leader in each of its principal product categories with a long history of quality and strong brand names

PSC Metals, Inc.

IEP ownership percentage: 100%
Value of IEP stake: 302MM (2)

Established regional footprint **positioned to actively participate in consolidation** of the highly fragmented scrap metal market

AREP Real Estate Holdings, LLC

IEP ownership percentage: 100%
Value of IEP stake: 723MM (2)

Long-term real estate investment horizon with **strong, steady cash flows**

The Company's diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings

(1) Includes value of CVR Partners and CVR Refining.
(2) Represents value as of September 30, 2013.
(3) Amounts based on market comparables due to lack of material trading volume. December 31, 2013 valuations for Tropicana and Viskase assume 8.0x and 9.5x, respectively, the trailing twelve month Adjusted EBITDA ended September 30, 2013.

16

2 Segment: Investment

Company Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds")
  - The Funds returned all capital to third-party investors during fiscal 2011
- Fair value of IEP's interest in the Funds was $3.7 billion as of December 31, 2013
- IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis

Historical Segment Financial Summary

Investment Segment	FYE December 31,			LTM
($ millions)	2010[(1)]	2011[(1)]	2012	9/30/2013
Select Income Statement Data:				
Total revenues	$ 865	$ 1,882	$ 398	$ 1,800
Adjusted EBITDA	823	1,845	374	1,710
Net income	818	1,830	372	1,704
Adjusted EBITDA attrib. to IEP	$ 342	$ 876	$ 158	$ 729
Net income attrib. to IEP	340	868	157	726
Select Balance Sheet Data:				
Total equity	$6,134	$ 6,668	$ 5,908	$ 8,065
Equity attributable to IEP	2,476	3,282	2,387	3,573

Highlights and Recent Developments

- Since inception in November 2004, the Investment Funds' return is 258%, representing an annualized rate of return of 15% through December 31, 2013
  - For year-ended December 31, 2013, returns of approximately 31.0%
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar)
  - Strategic initiatives (e.g., Amylin, Genzyme, Motorola)
  - Corporate governance changes (e.g., Chesapeake)
- Core positions typically require significant long-term capital (>$500 million) and rapid execution
- Recent notable investment wins:
  - Amylin Pharmaceuticals, Biogen, CVR Energy, El Paso, Genzyme, Hain Celestial, MGM Studios, Motorola Mobility, Motorola Solutions, Netflix, Herbalife, Chesapeake
- Our Investment segment is comprised of certain interests that we purchased from Mr. Icahn on August 8, 2007 and the Funds. The acquisition of these interests from Mr. Icahn was accounted for as a combination of entities under common control and we consolidated them on an as-if-pooling basis.
- The Funds returned all fee-paying capital to their investors during fiscal 2011, which payments were funded through cash on hand and borrowings under existing credit lines.
- The Funds' historical gross returns prior to 2007 are for indicative purposes only and did not have an effect on the financial performance and results of operations for IEP during such period

(1) In November 2010, IEP acquired a controlling interest in Tropicana while Tropicana common shares and debt were still held by the Investment Funds. The Tropicana shares and debt were not distributed out of the funds to Icahn Enterprises Holdings until mid 2011. The return on the funds included the profits and losses of the Tropicana debt and equity until the time of distribution to the holding company. These profits and losses are eliminated in consolidation for 2010 and 2011 and are presented here net of eliminations.

17

2 Icahn Capital

Historical Gross Returns[(1)]


17.9%
37.8%
12.3%
(35.6%)
33.3%
15.2%
34.5%
20.2%(2)
31.0%
2005
2006
2007
2008
2009
2010
2011
2012
2013

Significant Holdings

As of December 31, 2013[(3)]		
Company	Mkt. Value ($mm)[(4)]	% Ownership[(5)]
Apple	$2,654	0.5%
Forest Laboratories, Inc.	$1,841	11.4%
Chesapeake Energy	$1,803	10.0%
Herbalife	$1,335	16.8%
Transocean	$1,061	6.0%

As of December 31, 2012[(3)]		
Company	Mkt. Value ($mm)[(4)]	% Ownership[(5)]
Forest Laboratories, Inc.	$1,083	11.5%
Chesapeake Energy	$992	9.0%
Netflix	$514	10.0%
The Hain Celestial Group	$393	15.6%
Mentor Graphics	$274	14.3%

As of December 31, 2011[(3)]		
Company	Mkt. Value ($mm)[(4)]	% Ownership[(5)]
El Paso	$1,920	9.4%
Motorola Solutions	$1,773	12.0%
Motorola Mobility	$1,171	10.0%
Forest Laboratories, Inc.	$798	9.9%
Navistar	$275	10.3%

(1) Represents a weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(2) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(3) Aggregate ownership held directly by IEP, as well as Carl Icahn and his affiliates. Based on most recent 13-F Holdings Reports, 13-D filings or other public filings available as of specified date.
(4) Based on closing share price as of specified date.
(5) Total shares owned as a percentage of common shares issued and outstanding.

18

2 Segment: Energy

Company Description

- CVR Energy, Inc. (NYSE:CVI) operates as a holding company that owns majority interests in two separate operating subsidiaries: CVR Refining, LP (NYSE:CVRR) and CVR Partners, LP (NYSE:UAN)
  - CVR Refining is an independent petroleum refiner and marketer of high-value transportation fuels in the mid-continent of the United States
  - CVR Partners is a leading nitrogen fertilizer producer in the heart of the Corn Belt

Historical Segment Financial Summary

Energy Segment ($ millions)	5/5/12 - 12/31/12	LTM 9/30/2013
Select Income Statement Data:		
Total revenues	$ 5,519	$ 8,603
Adjusted EBITDA	977	940
Net income	338	609
Adjusted EBITDA attrib. to IEP	$ 787	$ 660
Net income attrib. to IEP	263	384

CVR Energy (Stand-alone)	FYE 2011	FYE 2012	LTM 9/30/2013
Net Sales	$5,029	$ 8,567	$ 8,430
Adjusted EBITDA attrib. to CVI	690	1,264	769
Net Income attrib. to CVI	346	379	433

Notes: IEP acquired a controlling interest in CVI on May 4, 2012.
CVR Energy (Stand-alone) for 2011 is not pro-forma for the acquisition of Wynnewood refinery on December 15, 2011.

Highlights and Recent Developments

- CVR Refining IPO completed on January 23, 2013 and secondary offering on May 14, 2013
- CVR Partners secondary offering completed May 22, 2013
- Crude supply advantages supported by increasing North American crude oil production, decreasing North Sea production, transportation bottlenecks and geopolitical concerns
  - Strategic location allows CVR to benefit from access to price advantaged crude oil
- CVR Partners' expansion of UAN capacity completed in March 2013
- CVR Energy paid special dividends of $5.50 and $6.50 per unit in Q1 2013 and Q2 2013, respectively, and adopted a $3.00 per unit annual dividend policy
  - CVR Refining 2013 full year distributable cash flow/share guidance of $3.45 - $3.70 per common unit
  - CVR Partners 2013 full year distribution outlook of $1.85 - $2.00 per common unit
- Ownership Structure as of December 31, 2013:



Icahn Enterprises, L.P. (NasdaqGS:IEP)
82%
CVR Energy, Inc. (NYSE:CVI)
71%
53%
4%
CVR Refining, LP (NYSE:CVRR)
CVR Partners, LP (NYSE:UAN)

19

2 Segment: Automotive

Company Description

- Federal Mogul Corporation (NasdaqGS:FDML) operates in two business segments: Powertrain and Vehicle Component Systems
  - Powertrain focuses on original equipment powertrain products for automotive, heavy duty and industrial applications
  - Vehicle Component Systems sells and distributes a broad portfolio of products for the global light vehicle aftermarket, while also servicing original equipment manufacturers with certain products

Historical Segment Financial Summary

Automotive Segment ($ millions)	FYE December 31, 2010	2011	2012	LTM 9/30/2013
Select Income Statement Data:				
Total revenues	$6,239	$ 6,937	$ 6,677	$ 6,771
Adjusted EBITDA	661	688	513	541
Net income	160	168	(22)	(31)
Adjusted EBITDA attrib. to IEP	$ 499	$ 518	$ 390	$ 418
Net income attrib. to IEP	116	121	(24)	(31)
Select Balance Sheet Data:				
Total assets	$7,296	$ 7,288	$ 7,282	$ 7,788
Equity attributable to IEP	1,010	967	860	1,316

Corporate Highlights and Recent Developments

- $500 million rights offering completed in July 2013
  - IEP ownership is 80.7% as of December 31, 2013

Powertrain Highlights

- Industry-leading powertrain products to improve fuel economy, reduce emission and enhance durability
- Over 1,700 patents for powertrain technology and market leading position in many product categories
- Investing in emerging markets where there are attractive opportunities for growth
- Introduced enhanced restructuring initiative to lower cost structure, improve manufacturing footprint and drive emerging market growth
- 2012 results impacted by severe drop in European light vehicle and global heavy duty production

Vehicle Component Systems Highlights

- Aftermarket benefits from the growing number of vehicles on the road globally and the increasing average age of vehicles in Europe and North America
- Leader in each of its product categories with a long history of quality and strong brand names including Champion, Wagner, Ferodo, MOOG and Fel-Pro
- Global distribution channels evolving
  - Investing in emerging markets
  - Leverage brands across geographic markets
  - Streamline distribution in North America
- Restructuring business with a focus on building low cost manufacturing footprint and sourcing partnerships

20

2 Segment: Railcar

Segment Description

- American Railcar Industries, Inc. ("ARI") (NasdaqGS:ARII) operates in three business segments: manufacturing operations, railcar services and leasing
- American Railcar Leasing, LLC ("ARL"), a 75% owned subsidiary of IEP that owns an approximately 27,000 railcar lease fleet

Historical Segment Financial Summary

Railcar Segment ($ millions)	FYE December 31, 2010	2011	2012	LTM 9/30/2013
Select Income Statement Data:				
Total revenues	$ 270	$ 514	$ 657	$ 602
Adjusted EBITDA	3	50	143	155
Net income	(27)	4	57	63
Adjusted EBITDA attrib. to IEP	$ 2	$ 27	$ 77	$ 71
Net income attrib. to IEP	(15)	2	29	24
Select Balance Sheet Data:				
Total assets	$ 654	$ 704	$ 862	$ 989
Equity attributable to IEP	167	172	257	400

American Railcar Industries, Inc.	FYE 2012	LTM 9/30/2013
Net Sales	$ 712	$ 761
Adjusted EBITDA	150	177

Highlights and Recent Developments

- ARI reported record results
  - $761 million of LTM revenue and $177 million of LTM Adjusted EBITDA
  - Approximately 6,300 railcar backlog as of September 30, 2013
  - $1.00 annualized dividend
- ARI manufacturing segment strong
  - Tank demand from increasing crude oil production from shale oil and Canada
  - Covered hopper car demand from increasing industrial manufacturing base in United States due to lower cost energy
    - Received 2,750 plastic pellet car order in October, 2013
  - Investments in vertical integration resulting in higher margins
- ARI is actively diversifying its earnings exposure
  - Building railcar lease fleet with 3,780 cars on lease as of September 30, 2013
  - Investing in repair services
  - Diversifying into additional car types (intermodal, gondolas, etc.)
- ARL owns approximately 27,000 railcars
  - Sales from ARI to AEP Leasing (and associated profits) are eliminated in consolidation for our Railcar segment

21

Significant Asset Coverage Significant Valuation demonstrated by market value of IEP’s public subsidiaries and Holding Company interest in Funds and book value or market comparables of other assets Note: Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value d oes not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in th e adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and corr ect ness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary. (1) Fair market value of Holding Company’s interest in the Funds and Investment segment cash as of each respective date. (2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date. (3) Amounts based on market comparables due to lack of material trading volume. December 31, 2012 valuations for Tropicana and Vi ska se assume 8.0x and 11.0x trailing twelve month Adjusted EBITDA. December 31, 2013 valuations for Tropicana and Viskase assume 8.0x and 9.5x, respectively, the trailing twelve month Adjusted EBITDA ended September 30, 2013. (4) Represents equity attributable to us as of each respective date, except for December 31, 2013 which is as of September 30, 20 13. (5) Holding Company’s cash and cash equivalents balance as of each respective date except for December 31, 2013, which is the Sep tem ber 30, 2013 balance adjusted for dividends received subsequently from CVI and CVRR, net proceeds from the December 2013 Equity Offering, and purchase of additional Viskase shares in December, 2013 . (6) Holding Company’s debt balance as of each respective date ; Does not include $42MM of Mortgages Payable. (7) Holding Company’s other net asset balance as of each respective date, except for December 31, 2013, which is the September 30 , 2 013 balance. Distribution accruals are adjusted for additional depositary units distributed subsequent to the balance sheet date (if any). Dec 31, 2012 Dec 31, 2013 Market - valued Subsidiaries: Holding Company interest in Funds (1) $2,387 $3,700 CVR Energy (2) 3,474 3,092 CVR Refining (2) -- 136 Federal - Mogul (2) 615 2,383 American Railcar Industries (2) 377 543 Total market - valued subsidiaries $6,853 $9,855 Other Subsidiaries Tropicana (3) $512 $480 Viskase (3) 268 264 Real Estate Holdings (4) 763 723 PSC Metals (4) 338 302 WestPoint Home (4) 256 205 AEP Leasing (4) 60 214 Total - other subsidiaries $2,196 $2,188 Add: Holding Company cash and cash equivalents (5) 1,045 1,283 Indicative Gross Asset Value 10,094 13,326 Less: Holding Company debt (6) (4,082) (4,017) Add: Other Holding Company net assets (7) 86 (72) Indicative Net Asset Value $6,098 $9,236 Indicative Gross Asset Value / Total Holding Company Debt 2.5x 3.3x ($Millions) 3 22

4 Strong, Stable Cash Flow Generation from Operating Subsidiaries

($Millions)

- The Company and its subsidiaries generate ample cash flow to cover interest payments and operating expenses

Hold Co Cash Flows	2013	Run Rate[(1)]
CVI Dividend [(2)]	$160	$214
CVRR Dividend [(3)]	16	18
ARII Dividend [(4)]	12	12
Triple Net Lease Real Estate Portfolio	42	42
American Railcar Leasing LLC (75% ownership) distributions	–	75
Holdco Operating Expenses	(20)	(20)
Subtotal	**210**	**340**
CVI Special Dividend [(2)]	854	–
CVI tax sharing payments to IEP pursuant to tax sharing agreement [(5)]	234	–
Proceeds from LP unit issuances (March, June & December)	593	–
Distributions from WestPoint	55	–
Total	**$1,946**	**$340**

(1) Run Rate CVI dividend is higher than 2013 because the quarterly 75 cent per share dividend started in the second quarter. Therefore, the 2013 dividend is calculated as three (quarters) multiplied by the 75 cent per share dividend value and the run rate dividend is calculated as the four (quarters) multiplied by the 75 cent per share dividend value.
(2) CVI issued $2.25 dividends per share and $12.00 special dividends per share in 2013.
(3) CVRR issued $3.23 dividends per share in 2013.
(4) ARII issued $1.00 dividends per share in 2013.
(5) 2013 figures as of 9/30/2013; Given current tax assets as well as current tax structure, IEP anticipates continuing net inflows from tax sharing agreements.

23

Liquidity Serves as a Competitive Advantage The Company and its subsidiaries maintain ample liquidity to take advantage of attractive opportunities for their respective businesses ($Millions) 24 4 As of 9/30/2013 Liquid Assets: Holding Company Cash & Cash Equivalents $958 Holding Company Investment in Funds 3,569 Subsidiaries Cash & Cash Equivalents 2,316 Total $6,843 Subsidiary Revolver Availability: Automotive $476 Energy 398 Food Packaging 6 Subsidiary Revolver Availability $880 Total Liquidity $7,723

Financial Performance

Financial Performance

Adjusted EBITDA Attributable to Icahn Enterprises



$939
$1,547
$1,546
$1,945
FYE 2010
FYE 2011
FYE 2012
LTM 9/30/13

GAAP Equity Attributable to Icahn Enterprises



$3,183
$3,755
$4,669
$5,720
12/31/10
12/31/11
12/31/12
9/30/13

	FYE December 31,			LTM
($ millions)	2010	2011	2012	9/30/13
Adjusted EBITDA attributable to Icahn Enterprises				
Investment	$ 342	$ 876	$ 158	$ 729
Automotive	499	518	390	418
Energy	-	-	787	660
Metals	24	26	(16)	(17)
Railcar	2	27	77	71
Gaming	1	37	54	49
Food Packaging	37	35	41	48
Real Estate	40	47	47	41
Home Fashion	(23)	(24)	(3)	-
Holding Company	17	5	11	(54)
Total	**$ 939**	**$ 1,547**	**$ 1,546**	**$ 1,945**

	As of December 31,			As of
($ millions)	2010	2011	2012	9/30/13
Equity attributable to Icahn Enterprises				
Investment[(1)]	$ 2,476	$ 3,282	$ 2,387	$ 3,573
Automotive	1,010	967	860	1,316
Energy	-	-	2,383	2,065
Metals	264	384	338	302
Railcar	167	172	257	400
Gaming	122	402	379	399
Food Packaging	10	(1)	(3)	3
Real Estate	769	906	763	723
Home Fashion	313	283	256	205
Holding Company	(1,948)	(2,640)	(2,951)	(3,266)
Total	**$ 3,183**	**$ 3,755**	**$ 4,669**	**$ 5,720**

(1) In November 2010, IEP acquired a controlling interest in Tropicana while Tropicana common shares and debt were still held by the Investment Funds. The Tropicana shares and debt were not distributed out of the funds to Icahn Enterprises Holdings until mid 2011. The gross return on the funds included the P&L of the Tropicana debt and equity until the time of distribution to the holding company. This P&L is eliminated in consolidation for 2010 and 2011 and is presented here net of eliminations.

26

Consolidated Financial Snapshot 27 2010 2011 2012 9/30/2012 9/30/2013 Revenues: Investment 887$ 1,896$ 398$ 304$ 1,706$ 1,800$ Automotive 6,239 6,937 6,677 5,083 5,177 6,771 Energy - - 5,519 3,651 6,735 8,603 Metals 725 1,096 1,103 872 737 968 Railcar 270 514 657 488 433 602 Gaming 78 624 611 488 445 568 Food Packaging 317 338 341 253 251 339 Real Estate 90 90 88 69 65 84 Home Fashion 431 325 231 176 144 199 Holding Company 57 36 29 29 (35) (35) Eliminations (22) (14) - - - - 9,072$ 11,842$ 15,654$ 11,413$ 15,658$ 19,899$ Adjusted EBITDA: Investment 823$ 1,845$ 374$ 286$ 1,622$ 1,710$ Automotive 661 688 513 419 447 541 Energy - - 977 746 709 940 Metals 24 26 (16) (11) (12) (17) Railcar 3 50 143 100 112 155 Gaming 6 72 79 76 68 71 Food Packaging 50 48 57 40 50 67 Real Estate 40 47 47 39 33 41 Home Fashion (32) (31) (3) (2) 1 - Holding Company 69 5 11 17 (48) (54) Consolidated Adjusted EBITDA 1,644$ 2,750$ 2,182$ 1,710$ 2,982$ 3,454$ NCI Adjusted EBITDA (705) (1,203) (636) (495) (1,368) (1,509) IEP Adjusted EBITDA 939$ 1,547$ 1,546$ 1,215$ 1,614$ 1,945$ Capital Expenditures 422$ 481$ 890$ 617$ 785$ 1,058$ FYE December 31, Nine Months Ended LTM 9/30/2013 ($Millions)

Strong Balance Sheet

($Millions)

Balance Sheet	As of September 30, 2013										
($ millions)	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Assets						(in $millions)					
Cash and Cash Equivalents	$ 5	$ 960	$ 887	$ 31	$ 115	$ 245	$ 14	$ 43	$ 16	$ 958	$ 3,274
Cash held at consolidated affiliated partnerships and restricted cash	1,140	-	-	4	10	30	1	3	6	236	1,430
Investments	11,825	248	-	-	40	34	-	-	13	115	12,275
Accounts Receivable, net	-	1,395	241	85	32	12	68	7	31	-	1,871
Inventories, net	-	1,087	680	88	102	-	72	-	64	-	2,093
Property, Plant and Equipment, net	-	1,970	2,666	134	657	441	151	657	84	3	6,763
Goodwill and Itangible assets, net	-	1,727	1,312	10	7	67	11	70	3	-	3,207
Other Assets	98	401	186	22	26	47	38	17	20	13	868
Total Assets	**$ 13,068**	**$ 7,788**	**$ 5,972**	**$ 374**	**$ 989**	**$ 876**	**$ 355**	**$ 797**	**$ 237**	**$ 1,325**	**$ 31,781**
Liabilities and Equity											
A/P, accrued expenses and other liabilities	$ 581	$ 1,913	$ 1,576	$ 66	$ 200	$ 131	$ 71	$ 22	$ 32	$ 574	$ 5,166
Securities sold, not yet purchase, at fair value	704	-	-	-	-	-	-	-	-	-	704
Due to brokers	3,718	-	-	-	-	-	-	-	-	-	3,718
Post-employment benfit liability	-	1,316	-	3	9	-	63	-	-	-	1,391
Debt	-	2,824	676	3	196	170	217	52	-	4,017	8,155
Total Liabilities	**$ 5,003**	**$ 6,053**	**$ 2,252**	**$ 72**	**$ 405**	**$ 301**	**$ 351**	**$ 74**	**$ 32**	**$ 4,591**	**$ 19,134**
Equity attributable to Icahn Enterprises	3,573	1,316	2,065	302	400	399	3	723	205	(3,266)	5,720
Equity attributable to NCI	4,492	419	1,655	-	184	176	1	-	-	-	6,927
Total Equity	**8,065**	**1,735**	**3,720**	**302**	**584**	**575**	**4**	**723**	**205**	**(3,266)**	**12,647**
Total Liabilities and Equity	**$ 13,068**	**$ 7,788**	**$ 5,972**	**$ 374**	**$ 989**	**$ 876**	**$ 355**	**$ 797**	**$ 237**	**$ 1,325**	**$ 31,781**

28

Appendix 29

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and has grown its diversified portfolio to nine operating segments and over $31 billion of assets as of September 30, 2013
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results
- IEP's record is based on a long-term horizon that can enhance business value and facilitate a profitable exit strategy
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
- IEP also has grown the business through organic investment and through a series of bolt-on acquisitions

Timeline of Recent Acquisitions and Exits

As of December 31, 2005
- Mkt. Cap: $2.4bn
- Total Assets: $4.0bn

Current(1)
- Mkt. Cap: $12.7bn
- Total Assets: $31.7bn

Investment Management
8/8/07: Acquired investment advisory business, Icahn Capital Management

American Casino & Entertainment Properties
2/20/08: Sale of the casinos resulted in proceeds of $1.2 billion and a pre-tax gain of $0.7 billion

American Railcar Industries
1/15/10: 54.4% of ARI's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

Tropicana Entertainment
11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake

CVR Refining & CVR Partners
2013: CVR Refining completed IPO and secondary offering on 1/16/13 and 5/14/13, respectively. CVR Partners completed a secondary offering on 5/22/13.

Year / Icahn Capital Returns:(3)

2006	2007	2008	2009	2010	2011	2012	2013 YTD
37.8%	12.3%	(35.6%)	33.3%	15.2%	34.5%	20.2% (4)	31.0%(5)

Oil and Gas Assets(2)
11/21/06: Sold oil and gas assets to a strategic buyer for $1.5 billion resulting in a pre-tax gain of $0.6 billion

PSC Metals
11/5/07: Acquired 100% of the equity of PSC Metals from companies wholly owned by Carl Icahn

Federal-Mogul
7/3/08: Acquired a majority interest in Federal-Mogul from companies wholly owned by Carl Icahn

Viskase
1/15/10: 71.4% of Viskase's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

CVR Energy, Inc.
5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

American Railcar Leasing LLC
10/2/13: Acquired a 75% interest in ARL from companies wholly owned by Carl Icahn

(1) Market capitalization as of December 31, 2013 and balance sheet data as of September 30, 2013.
(2) Oil and gas assets included National Energy Group, Inc., TransTexas Gas Corporation and Panaco, Inc.
(3) Percentages represents weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(4) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(5) 2013 year-to-date return as of December 31, 2013.

30

Segment: Gaming

Company Description

- Tropicana Entertainment Inc. (OTCPK:TPCA) operates eight casino facilities featuring approximately 372,000 square feet of gaming space with 7,100 slot machines, 210 table games and 6,000 hotel rooms as of September 30, 2013
  - Eight casino facilities located in New Jersey, Indiana, Nevada, Mississippi, Louisiana and Aruba
  - Successful track record operating gaming companies, dating back to 2000

Historical Segment Financial Summary

Gaming Segment ($ millions)	FYE December 31, 2010[1]	2011	2012	LTM 9/30/2013
Select Income Statement Data:				
Total revenues	$ 78	$ 624	$ 611	$ 568
Adjusted EBITDA[2]	6	72	79	71
Net income	(1)	24	30	22
Adjusted EBITDA attrib. to IEP	$ 1	$ 37	$ 54	$ 49
Net income attrib. to IEP	1	13	21	14
Select Balance Sheet Data:				
Total assets	$ 793	$ 770	$ 852	$ 876
Equity attributable to IEP	122	402	379	399

(1) Gaming segment results for 2010 are for the periods commencing November 15, 2010.
(2) LTM period includes $8 million of property tax credit in Atlantic City.

Highlights and Recent Developments

- Management uses a highly analytical approach to enhance marketing, improve utilization, optimize product mix and reduce expenses
  - Established measurable, property specific, customer service goals and objectives to meet customer needs
  - Utilize sophisticated customer analytic techniques to improve customer experience
  - Reduced corporate overhead by approximately 50% since acquiring Tropicana
- Selective reinvestment in core properties including upgraded hotel rooms, refreshed casino floor products tailored for each regional market and pursuit of strong brands for restaurant and retail opportunities
  - Tropicana Atlantic City: $25 million investment plan
  - Trop Evansville: hotel room renovation in 2012
  - Consolidated Lighthouse Point & Jubilee in Greenville, MS
- Capital structure with ample liquidity for synergistic acquisitions in regional gaming markets
  - Refinanced debt at attractive rates
  - Purchasing Lumière Place in St. Louis from Pinnacle for $260 million
- Pursuing opportunities in Internet gaming as states legalize online gaming
  - Partnership announced with Gamesys Ltd in New Jersey
  - NJ Internet gaming launched November 2013

31

Highlights and Recent Developments Future growth expected to be driven by changing diets of a growing middle class in emerging markets ─ Since 2007, sales to emerging economies have grown, on average, 13% per year ─ Emerging market sales are over 50% of global sales in 2013 compared to 36% in 2007 ─ In 2012, Viskase completed a new finishing center in the Philippines and expanded its capacity in Brazil Developed markets remain a steady source of income ─ Distribution channels to certain customers spanning more than 50 years ─ Sell its products in various countries throughout the world Significant recent investments not yet reflected in financial results ─ $120 million of capital spent in 2009 - 2012 ─ Increase in cellulose casing capacity that came online in late 2012 ─ Full year financial impact realized in 2013 Significant barriers to entry ─ Technically difficult chemical production process ─ Significant environmental and food safety regulatory requirements ─ Substantial capital cost Segment: Food Packaging Company Description Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry Leading worldwide manufacturer of non - edible cellulosic casings for small - diameter meats (hot dogs and sausages) ─ Leading manufacturer of non - edible fibrous casings for large - diameter meats (sausages, salami, hams and deli meats) Historical Segment Financial Summary 32 Food Packaging Segment LTM ($ millions) 2010 2011 2012 9/30/2013 Select Income Statement Data: Total revenues 317$ 338$ 341$ 339$ Adjusted EBITDA 50 48 57 67 Net income 14 6 6 (8) Adjusted EBITDA attrib. to IEP 37$ 35$ 41$ 48$ Net income attrib. to IEP 10 4 4 (6) Select Balance Sheet Data: Total assets 349$ 350$ 355$ 355$ Equity attributable to IEP 10 (1) (3) 3 FYE December 31,

Segment: Metals

Company Description

- PSC Metals, Inc. is one of the largest independent metal recycling companies in the U.S.
- Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers
- Strong regional footprint (Upper Midwest, St. Louis Region and the South)
  - Poised to take advantage of Marcellus and Utica shale energy driven investment

Historical Segment Financial Summary

Metals Segment	FYE December 31,			LTM
($ millions)	2010	2011	2012	9/30/2013
Select Income Statement Data:				
Total revenues	$ 725	$ 1,096	$ 1,103	$ 968
Adjusted EBITDA	24	26	(16)	(17)
Net income	4	6	(58)	(55)
Adjusted EBITDA attrib. to IEP	$ 24	$ 26	$ (16)	$ (17)
Net income attrib. to IEP	4	6	(58)	(55)
Select Balance Sheet Data:				
Total assets	$ 326	$ 476	$ 417	$ 374
Equity attributable to IEP	264	384	338	302

Highlights and Recent Developments

- NAFTA steel demand growth is estimated to be 0.2% for 2013, with growth forecasted to be 3.2% in 2014[1]
- Increasing global demand for steel and other metals drives demand for U.S. scrap exports
  - Global steel use increasing 3.1% in 2013 and 3.3% in 2014[1]
- PSC is in attractive regional markets
  - $1.8 billion of steel capacity additions in PSC's geographic area including: V&M Star ($1.0 billion), Republic ($85 million), US Steel ($500 million) and Timken ($225 million)
- Scrap recycling process is "greener" than virgin steel production
  - Electric arc furnace drive scrap demand and are significantly more energy efficient than blast furnaces
  - Electric arc furnace steel mills are 60% of U.S. production
- Highly fragmented industry with potential for further consolidation
  - Capitalizing on consolidation and vertical integration opportunities
  - PSC is building a leading position in its markets
- Product diversification will reduce volatility through cycles
  - Expansion of non-ferrous share of total business (30% of total revenues in 2012)
  - Opportunities for market extension: auto parts, e-recycling, wire recycling
  - Rebuilding of industrial service accounts

(1) World Steel Association

33

Segment: Real Estate

Company Description

- Consists of rental real estate, property development and associated resort activities
- Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants
- Property development and resort operations are focused on the construction and sale of single and multi-family houses, lots in subdivisions and planned communities and raw land for residential development

Historical Segment Financial Summary

Real Estate Segment ($ millions)	FYE December 31, 2010	2011	2012	LTM 9/30/2013
Select Income Statement Data:				
Total revenues	$ 90	$ 90	$ 88	$ 84
Adjusted EBITDA	40	47	47	41
Net income	8	18	19	14
Adjusted EBITDA attrib. to IEP	$ 40	$ 47	$ 47	$ 41
Net income attrib. to IEP	8	18	19	14
Select Balance Sheet Data:				
Total assets	$ 907	$ 1,004	$ 852	$ 797
Equity attributable to IEP	769	906	763	723

Highlights and Recent Developments

- Business strategy is based on long-term investment outlook and operational expertise

Rental Real Estate Operations

- Net lease portfolio overview
  - Single tenant (over $100 billion market cap, A- credit) for two large buildings with leases through 2020 – 2021
  - 27 additional properties with 2.8 million square feet: 14% Retail, 53% Industrial, 33% Office
- Maximize value of commercial lease portfolio through effective management of existing properties
  - Seek to sell assets on opportunistic basis

Property Development and Resort Operations

- New Seabury in Cape Cod, Massachusetts and Grand Harbor and Oak Harbor in Vero Beach, Florida each include land for future residential development of approximately 271 and 1,309 units, respectively
  - Both developments operate golf and resort activities
- Opportunistically acquired Fontainebleau (Las Vegas casino development) in 2009 for $150 million

34

Segment: Home Fashion

Company Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-know brands in home textiles including Martex, Grand Patrician, Luxor and Vellux
- WPH also licenses brands such as IZOD, Under the Canopy, and Southern Tide

Historical Segment Financial Summary

Home Fashion Segment	FYE December 31,			LTM
($ millions)	2010	2011	2012	9/30/2013
Select Income Statement Data:				
Total revenues	$ 431	$ 325	$ 231	$ 199
Adjusted EBITDA	(32)	(31)	(3)	-
Net income	(62)	(66)	(27)	(16)
Adjusted EBITDA attrib. to IEP	$ (23)	$ (24)	$ (3)	$ -
Net income attrib. to IEP	(42)	(56)	(27)	(16)
Select Balance Sheet Data:				
Total assets	$ 408	$ 319	$ 291	$ 237
Equity attributable to IEP	313	283	256	205

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Largely completed restructuring of manufacturing footprint
  - Transitioned majority of manufacturing to low cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH implemented a more customer-focused organizational structure during the first quarter of 2012 with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry

35

EBITDA Reconciliation 36

EBITDA and Adjusted EBITDA Reconciliation

($ Millions)

	Year Ended December 31,			Nine Months Ended September 30,		Twelve Months Ended September 30,
	2010	2011	2012	2012	2013	2013
		(unaudited)		*(unaudited)*		*(unaudited)*
Attributable to Icahn Enterprises:						
Net income	$199	$750	$396	$390	$803	$809
Interest expense, net	338	377	456	337	346	465
Income tax expense (benefit)	11	27	(128)	(60)	211	143
Depreciation, depletion and amortization	328	309	434	303	343	474
EBITDA attributable to Icahn Enterprises	**$876**	**$1,463**	**$1,158**	**$970**	**$1,703**	**$1,891**
Impairment [1]	8	58	106	68	7	45
Restructuring [2]	12	9	25	16	17	26
Non-service cost of U.S. based pension [3]	25	18	29	20	4	13
FIFO impact (favorable) unfavorable [4]	--	--	58	34	(54)	(30)
OPEB curtailment gains [5]	(22)	(1)	(40)	(39)	(15)	(16)
Certain share-based compensation expense [6]	--	--	27	26	14	15
Major scheduled turnaround expense [7]	--	--	88	10	--	78
(Gain) loss on disposal of assets [8]	--	--	--	(2)	44	46
Expenses related to certain acquisitions [9]	--	--	4	--	--	4
Net loss (gain) on extinguishment of debt [10]	40	--	7	2	(3)	2
Unrealized (gain)/loss on certain derivatives [11]	--	--	57	96	(121)	(160)
Other	--	--	27	14	18	31
Adjusted EBITDA attributable to Icahn Enterprises	**$939**	**$1,547**	**$1,546**	**$1,215**	**$1,614**	**$1,945**

Notes

(1) Represents asset impairment charges
(2) Restructuring costs primarily include expenses incurred by our Automotive and Home Fashion segments, relating to efforts to integrate and rationalize businesses and to relocate manufacturing operations to best-cost countries
(3) Represents certain pension expenses, primarily associated with Federal-Mogul's non-service cost of U.S. based funded pension
(4) Represents FIFO impacts related to CVR's petroleum business
(5) Represents curtailment gains relating to Federal-Mogul's elimination of certain post-employment benefits for certain of its employees
(6) Represents certain share-based compensation expense at our Automotive, Energy and Railcar segments
(7) Represents major scheduled turnaround expenses associated with CVR's petroleum and fertilizer businesses
(8) Disposal of assets primarily relate to our Automotive segment's disposal of certain businesses
(9) Represents expenses related to certain acquisitions made by CVR
(10) During 2010, we recognized a loss on the extinguishment of our certain senior unsecured notes due 2012 and 2013
(11) Represents unrealized gains and losses on certain derivatives

37

EBITDA and Adjusted EBITDA Reconciliation by Segment – FYE 2012

($ Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Total
						(unaudited)					
Attributable to Icahn Enterprises:											
Net income (loss)	$157	($24)	$263	($58)	$29	$21	$4	$19	($27)	$12	$396
Interest expense, net	1	105	31	--	8	8	15	5	--	283	456
Income tax (benefit) expense	--	(22)	149	(1)	23	3	4	--	--	(284)	(128)
Depreciation, depletion and amortization	--	224	105	26	13	22	13	23	8	--	434
EBITDA attributable to Icahn Enterprises	**$158**	**$283**	**$548**	**($33)**	**$73**	**$54**	**$36**	**$47**	**($19)**	**$11**	**$1,158**
Impairment [1]	--	76	--	18	--	1	--	--	11	--	106
Restructuring [2]	--	20	--	--	--	--	1	--	4	--	25
Non-service cost of U.S. based pension [3]	--	27	--	--	--	--	2	--	--	--	29
FIFO impact unfavorable [4]	--	--	58	--	--	--	--	--	--	--	58
OPEB curtailment gains [5]	--	(40)	--	--	--	--	--	--	--	--	(40)
Certain share-based compensation expense [6]	--	(3)	27	--	3	--	--	--	--	--	27
Major scheduled turnaround expense [7]	--	--	88	--	--	--	--	--	--	--	88
Expenses related to certain acquisitions [8]	--	--	4	--	--	--	--	--	--	--	4
Net loss on extinguishment of debt [9]	--	--	5	--	1	1	--	--	--	--	7
Unrealized loss on certain derivatives [10]	--	--	57	--	--	--	--	--	--	--	57
Other	--	27	--	(1)	--	(2)	2	--	1	--	27
Adjusted EBITDA attributable to Icahn Enterprises	**$158**	**$390**	**$787**	**($16)**	**$77**	**$54**	**$41**	**$47**	**($3)**	**$11**	**$1,546**

Notes

(1) Represents asset impairment charges
(2) Restructuring costs primarily include expenses incurred by our Automotive and Home Fashion segments, relating to efforts to integrate and rationalize businesses and to relocate manufacturing operations to best-cost countries
(3) Represents certain pension expenses, primarily associated with Federal-Mogul's non-service cost of U.S. based funded pension
(4) Represents FIFO impacts related to CVR's petroleum business
(5) Represents curtailment gains relating to Federal-Mogul's elimination of certain post-employment benefits for certain of its employees
(6) Represents certain share-based compensation expense at our Automotive, Energy and Railcar segments
(7) Represents major scheduled turnaround expenses associated with CVR's petroleum and fertilizer businesses
(8) Represents expenses related to certain acquisitions made by CVR
(9) During 2010, we recognized a loss on the extinguishment of our certain senior unsecured notes due 2012 and 2013
(10) Represents unrealized gains and losses on certain derivatives

38

EBITDA and Adjusted EBITDA Reconciliation by Segment – FYE 2011

($ Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Total
						(unaudited)					
Attributable to Icahn Enterprises:											
Net income	$868	$121	$--	$6	$2	$13	$4	$18	($56)	($226)	$750
Interest expense, net	8	109	--	--	11	5	15	6	--	223	377
Income tax expense (benefit)	--	13	--	(3)	2	3	4	--	--	8	27
Depreciation, depletion and amortization	--	217	--	23	12	13	12	23	9	--	309
EBITDA attributable to Icahn Enterprises	**$876**	**$460**	**$--**	**$26**	**$27**	**$34**	**$35**	**$47**	**($47)**	**$5**	**$1,463**
Impairment [1]	--	37	--	--	--	3	--	--	18	--	58
Restructuring [2]	--	4	--	--	--	--	--	--	5	--	9
Non-service cost of U.S. based pension [3]	--	18	--	--	--	--	--	--	--	--	18
OPEB curtailment gains [4]	--	(1)	--	--	--	--	--	--	--	--	(1)
Adjusted EBITDA attributable to Icahn Enterprises	**$876**	**$518**	**$--**	**$26**	**$27**	**$37**	**$35**	**$47**	**($24)**	**$5**	**$1,547**

Notes

(1) Represents asset impairment charges

(2) Restructuring costs primarily include expenses incurred by our Automotive and Home Fashion segments, relating to efforts to integrate and rationalize businesses and to relocate manufacturing operations to best-cost countries

(3) Represents certain pension expenses, primarily associated with Federal-Mogul's non-service cost of U.S. based funded pension

(4) Represents curtailment gains relating to Federal-Mogul's elimination of certain post-employment benefits for certain of its employees

39

EBITDA and Adjusted EBITDA Reconciliation by Segment – FYE 2010

($ Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming *(unaudited)*	Food Packaging	Real Estate	Home Fashion	Holding Company	Total
Attributable to Icahn Enterprises:											
Net income	$340	$116	$--	$4	($15)	$--	$10	$8	($42)	($222)	$199
Interest expense, net	1	109	--	--	12	--	15	8	1	192	338
Income tax expense (benefit)	1	9	--	1	(8)	--	1	--	--	7	11
Depreciation, depletion and amortization	--	254	--	19	13	1	11	23	7	--	328
EBITDA attributable to Icahn Enterprises	**$342**	**$488**	**$--**	**$24**	**$2**	**$2**	**$37**	**$39**	**($34)**	**($23)**	**$876**
Impairment [1]	--	1	--	--	--	--	--	1	6	--	8
Restructuring [2]	--	7	--	--	--	--	--	--	5	--	12
Non-service cost of U.S. based pension [3]	--	25	--	--	--	--	--	--	--	--	25
OPEB curtailment gains [4]	--	(22)	--	--	--	--	--	--	--	--	(22)
Net loss on extinguishment of debt [5]	--	--	--	--	--	--	--	--	--	40	40
Adjusted EBITDA attributable to Icahn Enterprises	**$342**	**$499**	**$--**	**$24**	**$2**	**$1**	**$37**	**$40**	**($23)**	**$17**	**$939**

Notes
(1) Represents asset impairment charges
(2) Restructuring costs primarily include expenses incurred by our Automotive and Home Fashion segments, relating to efforts to integrate and rationalize businesses and to relocate manufacturing operations to best-cost countries
(3) Represents certain pension expenses, primarily associated with Federal-Mogul's non-service cost of U.S. based funded pension
(4) Represents curtailment gains relating to Federal-Mogul's elimination of certain post-employment benefits for certain of its employees
(5) During 2010, we recognized a loss on the extinguishment of our certain senior unsecured notes due 2012 and 2013

40

EBITDA and Adjusted EBITDA Reconciliation by Segment – YTD Q3 2013

($ Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Total
						(unaudited)					
Attributable to Icahn Enterprises:											
Net income (loss)	$690	$31	$340	($18)	$15	$18	($7)	$12	($5)	($273)	$803
Interest expense, net	3	69	25	--	3	8	12	3	--	223	346
Income tax expense (benefit)	--	22	179	(14)	22	1	(1)	--	--	2	211
Depreciation, depletion and amortization	--	172	90	20	11	16	11	17	6	--	343
EBITDA attributable to Icahn Enterprises	**$693**	**$294**	**$634**	**($12)**	**$51**	**$43**	**$15**	**$32**	**$1**	**($48)**	**$1,703**
Impairment [(1)]	--	3	--	--	--	2	--	2	--	--	7
Restructuring [(2)]	--	15	--	--	--	--	--	--	2	--	17
Non-service cost of U.S. based pension [(3)]	--	2	--	--	--	--	2	--	--	--	4
FIFO impact unfavorable [(4)]	--	--	(54)	--	--	--	--	--	--	--	(54)
OPEB curtailment gains [(5)]	--	(15)	--	--	--	--	--	--	--	--	(15)
Certain share-based compensation expense [(6)]	--	3	9	--	2	--	--	--	--	--	14
Loss on disposal of assets [(7)]	--	44	--	--	--	--	--	--	--	--	44
Net gains on extinguishment of debt [(8)]	--	--	(3)	--	--	--	--	--	--	--	(3)
Unrealized (gain) on certain derivatives [(9)]	--	--	(121)	--	--	--	--	--	--	--	(121)
Other	--	2	--	--	(1)	--	20	(1)	(2)	--	18
Adjusted EBITDA attributable to Icahn Enterprises	**$693**	**$348**	**$465**	**($12)**	**$52**	**$45**	**$37**	**$33**	**$1**	**($48)**	**$1,614**

Notes

(1) Represents asset impairment charges
(2) Restructuring costs primarily include expenses incurred by our Automotive and Home Fashion segments, relating to efforts to integrate and rationalize businesses and to relocate manufacturing operations to best-cost countries
(3) Represents certain pension expenses, primarily associated with Federal-Mogul's non-service cost of U.S. based funded pension
(4) Represents FIFO impacts related to CVR's petroleum business
(5) Represents curtailment gains relating to Federal-Mogul's elimination of certain post-employment benefits for certain of its employees
(6) Represents certain share-based compensation expense at our Automotive, Energy and Railcar segments
(7) Disposal of assets primarily relate to our Automotive segment's disposal of certain businesses
(8) During 2010, we recognized a loss on the extinguishment of our certain senior unsecured notes due 2012 and 2013
(9) Represents unrealized gains and losses on certain derivatives

41

EBITDA and Adjusted EBITDA Reconciliation by Segment – YTD Q3 2012

($ Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Total
						(unaudited)					
Attributable to Icahn Enterprises:											
Net income (loss)	$121	$38	$219	($21)	$20	$25	$3	$17	($16)	($16)	$390
Interest expense, net	1	80	19	--	8	5	12	4	--	208	337
Income tax expense (benefit)	--	(21)	128	(9)	14	1	2	--	--	(175)	(60)
Depreciation, depletion and amortization	--	164	59	19	11	17	10	17	6	--	303
EBITDA attributable to Icahn Enterprises	**$122**	**$261**	**$425**	**($11)**	**$53**	**$48**	**$27**	**$38**	**($10)**	**$17**	**$970**
Impairment [1]	--	61	--	--	--	1	--	--	6	--	68
Restructuring [2]	--	14	--	--	--	--	--	--	2	--	16
Non-service cost of U.S. based pension [3]	--	20	--	--	--	--	--	--	--	--	20
FIFO impact unfavorable [4]	--	--	34	--	--	--	--	--	--	--	34
OPEB curtailment gains [5]	--	(39)	--	--	--	--	--	--	--	--	(39)
Certain share-based compensation expense [6]	--	(2)	25	--	3	--	--	--	--	--	26
Major scheduled turnaround expense [7]	--	--	10	--	--	--	--	--	--	--	10
Gain on disposal of assets [8]	--	(2)	--	--	--	--	--	--	--	--	(2)
Net gains on extinguishment of debt [9]	--	--	--	--	1	1	--	--	--	--	2
Unrealized (gain) on certain derivatives [10]	--	--	96	--	--	--	--	--	--	--	96
Other	--	7	2	--	1	--	3	1	--	--	14
Adjusted EBITDA attributable to Icahn Enterprises	**$122**	**$320**	**$592**	**($11)**	**$58**	**$50**	**$30**	**$39**	**($2)**	**$17**	**$1,215**

Notes

(1) Represents asset impairment charges
(2) Restructuring costs primarily include expenses incurred by our Automotive and Home Fashion segments, relating to efforts to integrate and rationalize businesses and to relocate manufacturing operations to best-cost countries
(3) Represents certain pension expenses, primarily associated with Federal-Mogul's non-service cost of U.S. based funded pension
(4) Represents FIFO impacts related to CVR's petroleum business
(5) Represents curtailment gains relating to Federal-Mogul's elimination of certain post-employment benefits for certain of its employees
(6) Represents certain share-based compensation expense at our Automotive, Energy and Railcar segments
(7) Represents major scheduled turnaround expenses associated with CVR's petroleum and fertilizer businesses
(8) Disposal of assets primarily relate to our Automotive segment's disposal of certain businesses
(9) During 2010, we recognized a loss on the extinguishment of our certain senior unsecured notes due 2012 and 2013
(10) Represents unrealized gains and losses on certain derivatives

42

EBITDA and Adjusted EBITDA Reconciliation by Segment – LTM Q3 2013

($ Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming (unaudited)	Food Packaging	Real Estate	Home Fashion	Holding Company	Total
Attributable to Icahn Enterprises:											
Net income (loss)	$726	($31)	$384	($55)	$24	$14	($6)	$14	($16)	($245)	$809
Interest expense, net	3	94	37	--	3	11	15	4	--	298	465
Income tax expense (benefit)	--	21	200	(6)	31	3	1	--	--	(107)	143
Depreciation, depletion and amortization	--	232	136	27	13	21	14	23	8	--	474
EBITDA attributable to Icahn Enterprises	**$729**	**$316**	**$757**	**($34)**	**$71**	**$49**	**$24**	**$41**	**($8)**	**($54)**	**$1,891**
Impairment [(1)]	--	18	--	18	--	2	--	2	5	--	45
Restructuring [(2)]	--	21	--	--	--	--	1	--	4	--	26
Non-service cost of U.S. based pension [(3)]	--	9	--	--	--	--	4	--	--	--	13
FIFO impact unfavorable [(4)]	--	--	(30)	--	--	--	--	--	--	--	(30)
OPEB curtailment gains [(5)]	--	(16)	--	--	--	--	--	--	--	--	(16)
Certain share-based compensation expense [(6)]	--	2	11	--	2	--	--	--	--	--	15
Major scheduled turnaround expense [(7)]	--	--	78	--	--	--	--	--	--	--	78
Loss on disposal of assets [(8)]	--	46	--	--	--	--	--	--	--	--	46
Expenses related to certain acquisitions [(9)]	--	--	4	--	--	--	--	--	--	--	4
Net loss on extinguishment of debt [(10)]	--	--	2	--	--	--	--	--	--	--	2
Unrealized loss on certain derivative [(11)]	--	--	(160)	--	--	--	--	--	--	--	(160)
Other	--	22	(2)	(1)	(2)	(2)	19	(2)	(1)	--	31
Adjusted EBITDA attributable to Icahn Enterprises	**$729**	**$418**	**$660**	**($17)**	**$71**	**$49**	**$48**	**$41**	**$--**	**($54)**	**$1,945**

Notes

(1) Represents asset impairment charges
(2) Restructuring costs primarily include expenses incurred by our Automotive and Home Fashion segments, relating to efforts to integrate and rationalize businesses and to relocate manufacturing operations to best-cost countries
(3) Represents certain pension expenses, primarily associated with Federal-Mogul's non-service cost of U.S. based funded pension
(4) Represents FIFO impacts related to CVR's petroleum business
(5) Represents curtailment gains relating to Federal-Mogul's elimination of certain post-employment benefits for certain of its employees
(6) Represents certain share-based compensation expense at our Automotive, Energy and Railcar segments
(7) Represents major scheduled turnaround expenses associated with CVR's petroleum and fertilizer businesses
(8) Disposal of assets primarily relate to our Automotive segment's disposal of certain businesses
(9) Represents expenses related to certain acquisitions made by CVR
(10) During 2010, we recognized a loss on the extinguishment of our certain senior unsecured notes due 2012 and 2013
(11) Represents unrealized gains and losses on certain derivatives

43

Adjusted EBITDA Reconciliation – American Railcar Industries, Inc. (ARII) 44 Source: ARI Q3 2013 & Q4 2012 Earnings Press Release. Financials FYE FYE 2011 2012 Net Earnings 4$ 64$ 88$ Income Tax expense 4 42 56 Interest expense 20 18 9 Loss in debt extinguishment 0 2 0 Interest Income (4)$ (3)$ (3)$ Depreciation 22 24 26 EBITDA 47 147 176 Other income related to our short-term investments - (2) (4) Expense related to stock appreciation rights compensation 4 5 5 Adjusted EBITDA 51 150 177 LTM 9/30/2013 ($ Millions)

Adjusted EBITDA Reconciliation – CVR Energy (CVI) 45 Source: CVR Energy Q3 2013 Earnings Presentation. Financials FYE FYE LTM Q3 ($ in millions) 2011 2012 2013 Net income (loss) attributable to CVR Energy stockholders 346$ 379$ 433$ Interest expense and other financing costs, net of interest income 55 75 57 Depreciation and amortization 90 130 138 Income tax expense 210 226 239 FIFO impacts, (favorable) unfavorable (26) 58 (61) Goodwill impairment - - - (Gain) loss on derivatives, net (78) 286 (165) Current period settlement on derivative contracts (7) (138) (61) Share-based compensation 27 39 24 Loss on disposal of fixed asset 3 - - Loss on extinguishment of debt 2 38 64 Major scheduled turnaround expenses 66 129 94 Expenses associated with proxy matter - 44 - Expenses associated with Gary-Williams acquisition 9 11 1 Adjusted EBITDA and EBITDA expenses related to non-controlling interest (8) (11) 7 Adjusted EBITDA 690$ 1,264$ 769$